EXCLUSIVE LICENSE AGREEMENT

      THIS EXCLUSIVE LICENSE AGREEMENT ("Agreement") is made as of the _____ day of November, 1998, among Dream Technologies, LLC ("Dream"), a Delaware limited liability company; Medcard Management Systems, Inc. ("Medcard"), a New York corporation (Dream and Medcard are sometimes collectively referred to hereon as "Licensors"), with its principle place of business located at 1767-8 Veterans Memorial Highway, Islandia, New York 11722; and Sims Communications, Inc., a Delaware corporation (hereinafter "Licensee"), with its principle place of business located at 18001 Cowan Road, Suite C and D, Irvine, California 92614.

                             W I T N E S S E T H:

      WHEREAS, Dream, whose sole officers, directors and security holders consist of RP and AP, owns all right, title, and interest in and to that certain computer program identified as "Win Medsys", "Pos Host" and "Sendclaims" and associated documentation, a copy of which is attached as Exhibit "A" hereto (collectively, the "Program"); and

      WHEREAS, the Program contains certain software components, including, but not limited to, lockout protection software and Zip software, that are duly licensed to Licensor for inclusion in the Program pursuant to the remarketing agreements identified in Exhibit B attached hereto (the "Remarketing Agreements"), which are also being licensed to the Licensee pursuant to this Agreement, and the Program contains no other software components in which any third party may claim superior or joint ownership, nor is the Program a derivative work of any other software programs not owned in their entirety by Licensor; and


      WHEREAS, Licensor has granted rights in copies of the Program to third parties solely pursuant to the End-User License Agreements identified in Exhibit C attached hereto (the "End-User Agreements") which are to be assigned to, and assumed by Licensee pursuant to this Agreement; and

      WHEREAS, Licensor desires to grant exclusive licensing rights in and to the Program and certain trademarks associated therewith, and sell certain hardware associated therewith, to Licensee, and Licensor desires to acquire such exclusive licensing rights in and to the Program and certain trademarks associated therewith, and purchase certain hardware associated therewith, from the Licensor, in accordance with the terms and conditions of this Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee, intending to be legally bound, hereby agree as follows:

                                    Section 1
                GRANT AND CONVEYANCE OF RIGHTS; SALE OF HARDWARE

      Effective as of the date hereof, Licensor hereby:

A. grants to Licensee an exclusive license in and to the Program, including both the tangible and the intangible property constituting the Program, for a term of fifteen (15) years commencing upon the execution and delivery hereof by all parties hereto, subject to Licensee's right to renew for successive ten (10) year[s] periods commencing upon the conclusion of the initial fifteen (15) year term provided there is a continued compliance by the Licensee with the material terms and conditions hereof, including the following corporeal and incorporeal incidents to the Program:

      1. An exclusive license to and possession of the media, devices, and documentation that constitute copies of the Program, its component parts, and all documentation relating thereto, possessed or controlled by Licensor, which are to be delivered to Licensee pursuant to Section 2 of this Agreement;

2. An exclusive worldwide license to all copyright interests owned or claimed by Licensor pertaining to the Program, including, but not limited to, the U.S. Copyrights associated therewith (Numbers to be provided by Licensor to Licensee as soon as obtained by Licensor), together with all other copyright interests accruing by reason of international copyright conventions and further including, but not limited to Licensor's rights as licensee and remarketer of certain software components contained in the Program pursuant to the Remarketing Agreements identified in Exhibit B;

      3. An exclusive worldwide license to all right and benefit of Licensor in and to all trade names, inventions, discoveries, improvements, ideas, trade secrets, know-how, confidential information, and all other intellectual property owned or claimed by Licensor pertaining to the Program; and

      4. All of the right, interest, and benefit of Licensor in, to, and under all agreements, contracts, licenses, and leases entered into by Licensor, or having Licensor as a beneficiary, pertaining to the Program, including, but not limited to [Licensor's rights as licensor under the End-User License Agreements identified in Exhibit C.], except for Hypercom, and ______________ where Licensor is required to and will promptly obtain and deliver to licensee written consents from such entities relating thereto.

B. grants to Licensee an exclusive license to utilize the following advertising slogans and trademarks, and the goodwill associated therewith (the "Trademarks") owned and/or utilized by Licensor in connection with the sale and marketing of the Program and the Licensor's business and operations: any and all references to Medcard, Medcard Management Systems and "MMS".

C. sells, assigns and transfers to Licensee all of its right, title, and interest in and to certain hardware identified on Schedule ___ and made a part hereof (the "Hardware") free and clear of all liens, claims and encumbrances.

                                    Section 2
                             EFFECTUATION OF AGREEMENT

      Within thirty (30) calendar days after the execution and delivery of this Agreement by all parties hereto, and provided that Sims has made the payments and performed the obligations set forth in Sections 10.1, 10.4, 10.5 and 10.8 herewith and further provided that the contents referred to in Section 1(a)(2) have been obtained by Licensor (or waived by Licensee as the case may be), Licensor shall deliver to Licensee (1) its entire inventory of copies of the Program in source code and object code form; (2) a master copy of the Program, in both source and object code form, which shall be in a form suitable for copying; (3) all system and user documentation pertaining to the design, development, use and maintenance of the Program, including design or development specifications, error reports, and related correspondence and memoranda; [and]
(4) all records pertaining to all licensees, purchasers and users of the Program; and (5) all licenses for the lockout protection software and the Zip software used in conjunction with the Program.

                                   Section 3
                         REPRESENTATIONS AND WARRANTIES

      (a) Licensor represents and warrants to the Licensee as of the date hereof and as otherwise set forth herein as follows:

      3.1 Recitals. The recitals set forth in the beginning of this Agreement pertaining to the Licensor are true and correct.

      3.2   Organization and Standing.

            (a) Dream is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, and is duly qualified or licensed to do business as a foreign limited liability company in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified as a foreign limited liability company would not materially adversely affect the business of Dream.

            (b) Medcard is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified as a foreign corporation would not materially adversely affect the business of Medcard.

      3.3   Authorization.

            (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all members of Dream and by all of the and by all of the stockholders of Dream and all other action of Dream necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement constitutes the valid and binding obligation of Dream enforceable against it in accordance with the terms hereof. No consent of any lender, trustee, or other person or entity is required for Dream to enter into and deliver this Agreement or to consummate the transactions contemplated hereby, nor do the Certificate of Formation or Operating Agreement of Dream or any contract, mortgage or other instrument to which Dream is a party or by which Dream is bound or affecting any of its properties conflict with or restrict the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution of this Agreement and the performance by Dream, of its obligations hereunder will not with or without the giving of notice, lapse of time or both or otherwise materially violate or breach any law, rule, regulation, order or decree of any court, governmental, regulatory or self-regulatory authority to which it is bound, or otherwise violate, result in a breach of or constitute a default under any agreement, contract, or commitment to which it is a party or otherwise bound or subject.

            (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors and all of the stockholders of Medcard and all other corporate action of Medcard necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement constitutes the valid and binding obligation of Medcard enforceable against it in accordance with the terms hereof. No consent of any lender, trustee, or other person or entity is required for Medcard to enter into and deliver this Agreement or to consummate the transactions contemplated hereby, nor do the Articles of Incorporation of Bylaws of Medcard or any contract, mortgage or other instrument to which Medcard is a party or by which Medcard is bound or affecting any of its properties conflict with or restrict the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution of this Agreement and the performance by Medcard, of its obligations hereunder will not with or without the giving of notice, lapse of time or both or otherwise materially violate or breach any law, rule, regulation, order or decree of any court, governmental, regulatory or self-regulatory authority to which it is bound, or otherwise violate, result in a breach of or constitute a default under any agreement, contract, or commitment to which it is a party or otherwise bound or subject.

      3.4 Knowledge of Certain Facts and Circumstances Concerning Program. Licensor does not know of any facts or circumstances not disclosed to Licensee which indicate that the Program and/or Hardware may be adversely affected or which otherwise should be disclosed to Licensee in order to make any of the representations or warranties made herein on the part of the Licensor not misleading.

      3.5 Certain Representations Concerning Shares. Dream is acquiring the Shares (as defined in Section 10.5 hereof) for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"). Dream consents to the placement of the following legend, or one similar thereto on each certificate representing the Shares:

       "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
           UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE
          TRANSFERRED OR SOLD UNLESS SUCH REGISTRATION IS REQUIRED WITH
                       RESPECT TO SUCH TRANSFER OR SALE."

            Dream understands that the Shares will not be registered when issued and delivered to Dream under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4 of the Securities Act and that the reliance of Licensee on such exemption is predicated in part on Dream's representations set forth herein. Licensor represents that it is experienced in evaluating companies such as Licensee, is able to fend for itself, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares, and has the ability to suffer the total loss of its investment. Dream further represents that it has received all of Licensee's reports filed by the Licensee with the U.S. Securities and Exchange Commission since June 30, 1997 through the date hereof, including but not limited to the Licensee's annual report on Form 10-KSB for the fiscal year ended June 30, 1998 and that Dream has read and reviewed the same and has been afforded the opportunity to obtain such other information as it has deemed necessary to evaluate its investment in the Shares, ask questions of and receive answers from the Licensee and to obtain additional information (to the extent the Licensee possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. Dream understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. Dream acknowledges that the Licensee is under no obligation to register the Shares for public resale, however, Licensee (I)
represents and warrants that it and its securities currently meet the requirements for adequate public information under Rule 144(c), and that the Licensee has been subject to the relevant reporting requirements thereunder and has filed all reports required to have been filed thereunder and (ii) covenants to file all such reports in the future in order to enable the Dream (or its assigns) to sell the Shares, pursuant to, and in accordance with the applicable limitations set forth in, Rule 144, including without limitation, the holding period specified in Rule 144(d).

      3.6 Best Efforts to Continue Employment of Software Programmers. Licensor will use its reasonable best efforts to cause the continued employment of its software programmers during the term of this Agreement and any extensions thereof.

      3.7 Exclusive License; Exceptions; No Liens, Claims or Encumbrances. Licensee shall receive, pursuant to this Agreement as of the date of execution hereof, during the term of the Agreement and any extensions, an exclusive license in and to the Program, except for those matters addressed in Section 4 and Section 5 of this Agreement and the Remarketing Agreements identified in Exhibit B hereto. Subject to the foregoing exceptions, Licensor represents and warrants that it has developed the Program entirely through its own efforts for its own account, that the Program is free and clear of all liens, claims, encumbrances, rights, or equities whatsoever of any third party, and that the Licensor, during the term of this Agreement and any renewals thereof, shall maintain the Program free and clear of all liens, claims, encumbrances, rights or equities whatsoever of any third party.

      3.8 Intellectual Property Matters. The Program does not infringe any patent, copyright, trade secret, trademark or any other intellectual property right of any third party; that the Program is fully eligible for protection under applicable copyright law and has not been forfeited to the public domain; and that the source code and system specifications for the Program have been maintained in confidence.

      3.9 Authorship of Program and Related Matters. Ronald Pizzolo, Anthony Pizzolo and Medcard are the sole authors of the Program and the redesign or development of new source code pursuant to those certain menu items. All personnel who have contributed to or participated in the conception and development of the Program either (1) have been an employee or party to a for-hire relationship with Licensor that has accorded Licensor full, effective, and exclusive original ownership of all tangible and intangible property thereby arising with respect to the Program or (2) have executed appropriate instruments of assignment in favor of Licensor as assignee that have conveyed to Licensor full, effective, and exclusive ownership of all tangible and intangible property thereby arising with respect to the Program.

      3.10 Marketing and Distribution Agreements. There are no agreements, arrangements or understandings in effect with respect to the marketing, distribution, licensing, maintaining or promotion of the Program by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization except as set forth in Exhibit C hereof, and the Licensor agrees not to enter into any other agreements and/or understandings and/or any renewals with any other third parties with respect thereto during the term hereof without the prior written consent of Licensee.

      3.11 Trademarks. The trademarks rights are owned by the Licensor free and clear of any liens, claims and/or other encumbrances.

      3.12 Hardware. The Hardware is fully paid for and owned by Medcard free and/or clear of any and all liens, claims and/or other encumbrances. Upon the sale to the Licensee of the Hardware by Medcard for the consideration set forth in Section 10.1 hereof, the Licensee will have good title in and to the Hardware free and clear of any liens, claims and/or other encumbrances other than as may be created by the actions or inactions of the Licensee.

      3.13 Year 2000 Matters. Medcard represents that to the best of its knowledge, the Program is Year 2000 compliant. Licensor and Licensee further agree to cooperate to request, from those of its suppliers whose performance may materially affect its performance hereunder, that each supplier undertake to ensure Year 2000 compliance with respect to such material performance. The parties hereto will use reasonable commercial efforts to cooperate and share information to further comply with this provision, and to minimize the impact of any Year 2000 problem on performance of this Agreement. Each of the parties will inform the other parties of any circumstance indicating a possible obstacle to such compliance, and the steps being taken to avoid or overcome the obstacle.

      3.14 Financial Disclosure. Medcard has furnished the Licensee with its 1996 and 1997 Tax Returns, as filed with the Internal Revenue Service and New York State Department of Taxation. Dream has only recently been formed as a Delaware limited liability company and has therefore not been required to file any tax returns.

      3.15 No Material Changes Since Date of Tax Returns. Since the date of its most recent Tax Returns, there has not been any event or condition of any type that has materially and adversely affected the Medcard's business, prospects, condition, affairs, operations, properties or assets.

      3.16 Title to Property and Assets; Liabilities; Material Agreements and Current Compliance Therewith. Except (a) as reflected in Medcard's most recent Tax Returns (b) for liens for current taxes not yet delinquent; (c) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen, and the like; (d) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation; or (e) for minor defects in title, none of which, individually or in the aggregate, materially interfere(s) with the use of such property, Medcard owns, and has good and marketable title, free and clear of all mortgages, liens, loans, claims and encumbrances of any nature whatsoever to all of its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, good will, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations and permits and applications therefor, all rights and claims under contracts of whatever nature, rights and funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by Medcard as of the date of this Agreement, as of the date of execution hereof by all parties hereto, except for such assets disposed of in the ordinary course of business since the date of the Tax Returns. With respect to the real and personal property it leases and the material agreements to which it is a party, true and correct copies of all such leases and material agreements have previously been provided by Medcard to the Licensee, Medcard holds a valid leasehold interest in all such leases free of any liens, claims and encumbrances, subject to clauses (b)-(e) above and is in compliance in all material respects with such leases and material agreements.

      3.17 Continued Compliance with Material Agreements and Other Instruments, Laws, Rules and Regulations. The Licensor is not in violation of any provisions of its Articles of Incorporation or Bylaws, Operating Agreement and/or Articles of Organization as same may be amended, as the case may be, and in effect on and as of the date of execution by all parties hereto, or, in any material respect, of any provision of any material mortgage, indenture, agreement, instrument, contract or commitment to which it is a party, or to which it is otherwise bound or subject or, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Licensor and its business and operations. The execution, delivery and performance of this Agreement will not with or without the giving of notice, lapse of time or both, or otherwise result in any such violation or be in conflict with or constitute a default under any such provision, law, rule or regulation.

      3.18 Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental or self-regulatory authority on the part of the Licensor required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to the execution hereof by all parties hereto.

      3.19 Litigation. There is no action, proceeding or investigation pending or, to the Licensor's respective knowledge, threatened against the Licensor or any of its employees before any court or administrative agency, that might result, either individually or in the aggregate, in any material adverse change in the business, prospects, condition, affairs, operations, properties or assets of the Licensor, including but not limited to the Program, or in any material liability on the part of the Licensor. The foregoing includes, without limitation, actions pending or threatened or any basis therefore involving the prior employment of any of the Licensor's employees or their use in connection with the Licensor's business of any information or techniques allegedly proprietary to any of their former employers.

      3.20 Taxes. Medcard has since inception accurately prepared and timely filed all United States income tax returns and all state and municipal tax returns that are required to be filed by it, and has paid or made provisions for the payment of all taxes that have become due pursuant to such returns, including but not limited to payroll, sales taxes and property taxes. All of such returns are true and correct in all material respects. The United States income tax returns of Medcard have not been audited by the Internal Revenue Service (the "IRS") nor has the IRS made inquiry of, reviewed or otherwise investigated same. No deficiency, assessment or proposed adjustment of Medcard's United States income tax or state or municipal taxes is pending and Medcard has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the tax returns. Medcard and Dream will during the term of this Agreement and any renewals thereof each timely file all such tax returns and timely pay in full all taxes due and owing.

      3.21 Employees. The Licensor has no employment contracts with any person, there are no disputes or threatened disputes with any prior or current employees of the Licensor nor, to the knowledge of each of the Licensor, is there any basis for any of the foregoing. There are no employee stock option and/or employee benefit plans, except for the employee medical plans in effect.

      3.22 Insurance. The Licensor has fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed and currently complies in all material respects with any and all insurance coverage provisions set forth in its real property lease.

      3.23 Conduct of the Licensor's Business. On the date of execution of this Agreement by all parties hereto and through the term hereof and any renewal periods, the Licensor and Licensee agree that Licensor will carry on its business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted, subject to the terms and conditions of this Agreement, and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officer(s) and employee(s) (and use its best efforts to preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired during such time period.

      3.24 No Material Misrepresentations or Omissions. No representation, warranty or covenant made by the Licensor in this Agreement or in any written statement, Schedule, Exhibit or certificate furnished or to be furnished to the Licensee pursuant to this Agreement or in connection with the transactions contemplated in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading.

          (b)    Licensee represents and warrants to the Licensor as follows:

      3.1 Organization and Standing. Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to own, lease and operate its properties and assets and to conduct business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified as a foreign corporation would not materially adversely affect the business of the Licensee.

      3.2 Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Licensee and all other corporate action of Licensee necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement constitutes the valid and binding obligation of Licensee enforceable against it in accordance with the terms hereof. No consent of any lender, trustee, security holder of Licensee, or other person or entity is required for Licensor to enter into and deliver this Agreement or to consummate the transactions contemplated hereby, nor does the Certificate of Incorporation, as amended or By-Laws of Licensee or any contract, mortgage or other instrument to which Licensee is a party or by which Licensee is bound or affecting any of its properties conflict with or restrict the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

      3.3 No Material Misrepresentations or Omissions. No representation, warranty or covenant made by the Licensee in this Agreement or in any written statement, Schedule, Exhibit or certificate furnished or to be furnished to the Licensor pursuant to this Agreement or in connection with the transactions contemplated in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading.

                                    Section 4
                         THIRD-PARTY SOFTWARE COMPONENTS

      4.1 Licensor has duly obtained or will obtain in accordance with Section 1(a)(2), the right and license to use, copy, modify, and distribute the software components contained in the Program pursuant to the Remarketing Agreements identified in Exhibit B; that the Program contains no other software components in which any third party may claim superior or joint ownership; and that the Program is not a derivative work of any other software programs not owned in their entirety by Licensor.

      4.2 Licensor represents and warrants that each Remarketing Agreement is in full force and effective in accordance with its terms without modification or amendment and without default by either party thereto; that each Remarketing Agreement grants Licensor the full and effective right and license to use, copy, modify as necessary, and distribute the pertinent software components as part of the Program; that each Remarketing Agreement provides only for the payment of fees and royalties that, to the extent accrued as of the effective date of this Agreement, have been paid in full; and that each Remarketing Agreement can be sublicensed to Licensee pursuant to this Agreement, without the requirement of obtaining any consent or approval, except as set forth in Section 1(a)(2), giving any prior or subsequent notice, paying further royalty or fee to any party thereto or to any other third party, or performing any duty that has not already been fully performed by Licensor or Licensee and shall be sublicensed upon execution herewith by the parties hereto, subject to the exception contained in Section 1(a)(2). Licensor and Licensee shall jointly notify all licensors under the Remarketing Agreements of this Agreement promptly upon execution hereof by all parties hereto.

                                    Section 5
                               END-USER AGREEMENTS

      5.1 Licensor represents and warrants that it has granted rights in the Program to third parties solely pursuant to the nonexclusive End-User Agreements identified in Exhibit C.

      5.2 Licensor represents and warrants that each End-User Agreement is in full force and effect in accordance with its terms without modification or amendment and without default by either party thereto; that each End-User Agreement grants the licensee thereunder solely the nonexclusive right and license to use the Program, for internal purposes only and not for resale or redistribution; that each End-User Agreement provides only for rendering of services (including warranty coverage, maintenance, and support) that, to the extent required to have been performed as of the effective date of this Agreement, have been performed in full; and that nothing contained in End-User Agreement prohibits the assignment of said agreement to Licensee pursuant to this Agreement, requires obtaining any consent or approval, giving any prior or subsequent notice, paying any further royalty or fee to any party thereto or to any other third party, or performing any duty that has not already been fully performed by Licensor. Licensor and Licensee shall jointly notify all end-users under the End-User Agreements of the foregoing assignment and assumption promptly upon execution hereof by all parties hereto.

      5.3 It is mutually agreed that Licensor shall retain all amounts previously paid to Licensor under the End-User Agreements and that, to the extent further payments may be made thereunder following the date of execution hereof (but excluding accounts receivable of $________ as of the date hereof), Licensee shall be entitled to receive them directly from such end-users, and, if such payments nonetheless are made to Licensor, Licensor shall remit such payments to Licensee. Licensor agrees to allow authorized representatives of the Licensee to inspect the books and records of the Licensor from time to time upon reasonable prior notice to insure the Licensor's compliance with this provision.

                                    Section 6
                               FURTHER ASSURANCES

      Licensor shall execute and deliver such further conveyance instruments and take such reasonable further actions as may be deemed necessary or desirable by Licensee to evidence more fully the grant of an exclusive license in and to the Program to Licensee. Licensee shall promptly reimburse Licensor for all reasonable costs and expenses incurred in connection with such "further assurances." Licensor therefore agrees:

1.   To  execute,   acknowledge,  and  deliver  any  affidavits,   documents  or
     assignments  or transfer  papers in  furtherance  of the  foregoing;

2. To provide testimony in connection with any proceeding affecting the interest of Licensee in the Program; and
3. To perform any other acts deemed necessary or desirable by Licensee to carry out the intent of this Agreement.

                                   Section 7
                           PROTECTION OF TRADE SECRETS

      For purposes of this Agreement, "Program Trade Secret" means the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, or improvement included in the Program that is valuable and not generally known to the business concerns engaged in the development or marketing of products competitive with the Program. From and after the date of execution hereof, and for so long thereafter as the data or information remains Program Trade Secrets, the parties (including their agents, affiliates, successors and assigns) shall not use, disclose, or permit any person to obtain any Program Trade Secrets (whether or not the Program Trade Secrets are in written or tangible form), except as may be specifically authorized by the Licensor and Licensee.

                                    Section 8
                                 NON-COMPETITION

      For the initial term of this Agreement and any renewals thereof, the parties (including their agents, affiliates, successors and assigns) agree that they shall not directly or indirectly develop, market or participate in the marketing of, nor consult (except as expressly provided for herein) or provide any services or products to any person or organization in connection with (1) any programs or products that are similar to the Program, (excluding modifications thereto); except for the Licensee's 1 One Medical Service Program and any modifications thereto; (2) any program hereinafter developed by Licensor or Licensee to serve a similar purpose as that of the Program, (excluding modifications thereto); or (3) any product or service incorporating Program Trade Secrets, anywhere in the United States. Licensor and Licensee acknowledge and agree that the current market for the Program extends throughout the United States and it is therefore reasonable to prohibit Licensor and Licensee from competing with each other anywhere in such territory. Following the termination of this Agreement for any reason (other than by breach by the Licensor) the Licensee agrees that it shall not directly or indirectly engage in any of the foregoing relating to the program for a period of three (3) years therefrom within the United States.

                                    Section 9
                            ACKNOWLEDGMENT OF RIGHTS

      In furtherance of this Agreement, Licensor hereby acknowledges that, for so long as this Agreement remains in effect, Licensee has acceded to all of Licensor's right and standing to:

      1.    Receive  all rights and  benefits  pertaining  to the  Program,  the
            Remarketing   Agreements   (subject  to  the  consent   requirements
            contained in Section 1(a)(2), and the End-User Agreements;

      2. Institute and prosecute all suits and proceedings and take all actions that Licensor, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, interest and benefits in the Program, the Remarketing Agreements and the End-User Agreements; and
      3. Defend and compromise any and all such action, suits, or proceedings relating to such transferred and assigned rights, title, interest and benefits, and perform all other such acts in relation thereto as Licensee, in its sole discretion, deems advisable.

                                   Section 10
              PAYMENTS BY LICENSEE TO LICENSOR AND RELATED MATTERS

      10.1 In consideration of the grant of an exclusive license in and to the Program, Medcard agrees to transfer all of its right, title and interest in and to the Hardware associated with the Program, identified by Medcard on Schedule ___ hereto and made a part hereof. In consideration thereof, Licensee will, following execution hereof by all parties hereto, pay Medcard an initial one time fee of $450,000.00 payable on or before the close of business on November 16, 1998.

      10.2 From and after the effective date of this Agreement, Licensee will pay a royalty fee to Dream, not to exceed $250,000.00 per month, on a monthly basis of twenty five percent (25%) of the monthly revenue which may be received from the use of the Program by Licensee per "Unit", as such term is defined below, after first deducting "Direct Costs", as such phrase is defined below, thirty (30) days after payment has been received by Licensee. Notwithstanding the foregoing, additional royalty fees, if any, in excess of $250,000.00 per month, will be paid to Dream on a monthly basis of ten percent (10%) of the monthly revenue which may be received from the use of the Program, after first deducting Direct Costs, thirty (30) days after payment has been received by Licensee. For purposes of this Agreement, a "Unit" is defined as a POS terminal having the capability and equipment to verify medical benefits and process medical claims, and "Direct Costs" are defined as including (a) Unit lease costs of up to $50 per month; (b) commission charges not to exceed one third of the gross monthly billing for each Unit per month (commissions in excess of one third of the gross monthly billing per month require the approval of Licensor) payable to agents which place Units with end users; and (c) network costs which include (i) claim fees payable to Envoy/NEIC, (ii) verification charges for each verification of insurance, payable to NDC, and (iii) other similar telecommunications charges related to obtaining claims processing and/or benefits verification information. Notwithstanding the foregoing, it is agreed and understood that if Licensee desires to use (i) any program or programs that are similar to the Program, except for the Licensee's 1 One Medical Service Program (and any modifications thereto), excepting modifications to the Program;
(ii) any program hereinafter developed by Licensor that is similar to or serves a similar purpose as that of the Program; or (iii) the Program in any application other than a POS terminal, an additional license fee, in an amount to be negotiated, shall be payable by Licensee to Dream.

      10.3 Licensee agrees to allow authorized representatives of the Licensor to inspect the relevant books and records of the Licensee from time to time upon reasonable notice to insure the Licensee's compliance with paragraph 10.2 above.

      10.4 Licensee will pay Dream a non-refundable "advance" of the royalty fees payable pursuant to paragraph 10.2 above, of $550,000.00 of which $100,000.00 is payable on or before the close of business on November 16, 1998, with the balance of $450,000.00 to be paid from time to time from any excess cash flow from the Licensee's Program operations. It is agreed and understood that, following the payment of the $450,000.00 balance in full, Licensee shall be entitled to retain forty percent (40%) of the then monthly royalty fee otherwise payable to Dream and apply said sum, on a monthly basis, as a credit until the amount of the "advance" set forth in this paragraph has been offset.

      10.5 Concurrent with the execution of this Agreement by all parties hereto, Licensee will issue to Dream 100,000 shares of the common stock of Licensee and options to purchase 350,000 shares of the common stock of Licensee (collectively, the "Shares") exercisable for a period of three (3) years from the date of issuance of the options at an exercise price equal to an average of the last sale price for the five (5) trading days prior to execution of this Agreement. Any exercise of said options may, if so arranged by Licensee with a third-party, be a "cashless exercise" to Licensee.

      10.6 Licensee has advanced to Licensor for the purpose of covering Licensor's payroll an aggregate of $_______________ to date, which amount shall be deducted by the Licensee after the $555,000.00 advance described in paragraph
10.4 hereof has been paid in full; such deduction on a monthly basis, not to exceed forty percent (40%) of any monthly royalty fee otherwise payable to Dream.

      10.7 Licensee agrees to use its reasonable best efforts to achieve placement (i.e. sale or lease) of a minimum level of fifteen (15,000) Units within thirty (30) months after the execution of this Agreement. The exclusive license granted to the Licensee hereunder shall become non-exclusive but this Agreement shall not be deemed breached or terminated if the minimum level of fifteen thousand (15,000) Units is not; (i) obtained within thirty (30) months after the execution of this Agreement, and (ii) maintained throughout the balance of the term of the Agreement, including any renewed term.

      10.8 Licensee agrees upon execution hereof by all parties hereto to retain each of Ronald and Anthony Pizzolo as consultants to the Licensee on a full time basis and to pay each of such persons a consultant fee of $2,000.00 per week together with the incentive based compensation as will be agreed to in writing by the Licensee and such persons. Each of Ronald and Anthony Pizzolo shall be responsible for the timely payment of all applicable taxes due and owing on such monies paid. It is agreed that the consulting arrangement with each of Ronald and Anthony Pizzolo shall continue for a period of thirty (30) months from the date hereof, or for the same thirty (30) month period, if the parties otherwise negotiate and enter into employment agreements.

                                   Section 11
                            TERMINATION OF AGREEMENT

      This Agreement may be terminated by either party upon thirty (30) days prior written notice to the other, in the event of any material breach by any of such parties of their respective representations and warranties set forth herein, not otherwise cured to the reasonable satisfaction of the other party, provided that at least ten (10) days prior written notice or such thirty (30) day period has been received by said party or their counsel as provided in paragraph 14.8.

      Material obligations include, but are not limited to, a default by Licensee in payment of royalties; cessation of business or filing of a petition in bankruptcy under U.S. Bankruptcy Law not otherwise withdrawn within sixty
(60) days.

      In the event of the termination of this Agreement by Licensor in accordance with the termination provisions set forth above, Licensee shall immediately cease and desist from any further use of the Program and shall surrender any and all copies of said Program to Licensor. Notwithstanding the foregoing, the parties hereto shall be entitled to seek all remedies available at law or in equity as may be available to such party/parties.

                                   Section 12
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      The representation and warranties of each of the parties hereto shall survive the closing of the transactions contemplated hereby and remain in full force and effect during the term of this Agreement and any renewals thereof. Except as specifically provided elsewhere in this Agreement, there are no warranties, whether expressed or implied, including but not limited to, warranties of merchantability or fitness for a particular use.

                                  Section 13
                                 INDEMNIFICATION

      Each of the parties hereto agrees to indemnify and hold harmless each of the other parties hereto against and in respect of any liability, damage or deficiency, actions, suits, proceedings, demands, assessments, judgements, costs and expenses, including reasonable attorney's fees and costs incident to any of the foregoing resulting from any material misrepresentation or omission made in this Agreement, material breach of covenant, representation or warranty or nonfulfillment of any agreement on the part of any of the parties hereto under this Agreement or from any material misrepresentation in or omission from any certificate or other document furnished or to be furnished hereunder. This indemnification shall survive the termination of this Agreement for any reason.

                                   Section 14
                                  MISCELLANEOUS

      14.1 Subject to Licensor's written approval, which approval shall not be unreasonably withheld, Licensee may assign any or all its rights and obligations hereunder except those rights and obligations contained in Section 10.5 hereof, to any of its now or hereafter formed direct or indirect subsidiaries.

       14.2 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, notwithstanding conflict of law principles. Any action or proceeding relating to or arising out of this Agreement shall be brought exclusively in the federal and/or state courts located in New York, New York. The prevailing party in any such action or proceeding shall be entitled to recover from the other party its reasonable attorneys' fees and costs. Further, the parties agree that due to the complex nature of this Agreement, each of the Licensor and Licensee waives its respective right to a trial by jury.

      14.3 This Agreement constitutes the entire agreement between the parties hereto with respect to the specific subject matter hereof and merges and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parties hereto with respect to the subject matter hereof.

      14.4 This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the parties hereto.

      14.5 The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. If any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by any court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

      14.6 The waiver by any party of a breach or violation of any provision of this Agreement by any other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by any party to exercise any right or remedy it or he may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

      14.7 This Agreement may be executed via telecopier in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

      14.8 All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail , return receipt requested, via telecopier, or via overnight delivery service by a nationally recognized carrier, if to:

                  Licensor:           at the address first set forth above
                                      Telecopier No. (516) 582-4738

                   With a copy to:    Lazare Potter & Giacovas LLP
                                      950 Third Avenue
                                      New York, NY 10022
                                      Telecopier No. (212) 888-0919
                                      Attn: Robert A. Giacovas, Esq.

                   Licensee:          at the address first set forth above
                                      Telecopier No.  (   )

                   With a copy to:    Kipnis Tescher Lippman & Valinsky
                                      One Financial Plaza, Suite 2308
                                      Fort Lauderdale, Florida  33394
                                      Attention:  Jay Valinsky, Esq.
                                      Telecopier No.(954) 467-2264

      14.9 Each of the parties to this Agreement acknowledge that they each have carefully read and reviewed this Agreement with their respective counsel, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal effective as of the date shown above.

                                    DREAM TECHNOLOGIES, LLC

                                    By:________________________________
                                        Ronald Pizzolo, Managing Partner

STATE OF NEW YORK       )
                        )SS
COUNTY OF NEW YORK      )

      The foregoing instrument was acknowledged before me on this _____ day of November, 1998 by Ronald Pizzolo, as Managing Partner of Dream Technologies, LLC, a Delaware limited liability company, on behalf of such corporation who is personally known to me or has produced ___________________ as identification and did/did not take an oath.

                              Notary Public:

                              sign____________________________________

                              print___________________________________
State of New York at Large (Seal)
                               My Commission Expires: ______________

                                   MEDCARD MANAGEMENT SYSTEMS, INC.


                                   By:________________________________________
                                       Ronald Pizzolo, Chief Executive Officer
STATE OF NEW YORK       )
                        )SS:
COUNTY OF NEW YORK      )

      The foregoing instrument was acknowledged before me on this _____ day of November, 1998 by Ronald Pizzolo, as Chief Executive Officer of Medcard Management Systems, Inc., a New York corporation, on behalf of such corporation who is personally known to me or has produced ___________________ as identification and did/did not take an oath.

                              Notary Public:

                              sign____________________________________

                              print___________________________________
State of New York at Large (Seal)
                             My Commission Expires: ________________


                                 SIMS COMMUNICATIONS, INC.



                                 By:___________________________
                                    Mark Bennett, President

STATE OF CALIFORNIA     )
                        )SS:
COUNTY OF ORANGE  )

      The foregoing instrument was acknowledged before me this ____ day of Delaware, 1998 by Mark Bennett, as President of Sims Communications, Inc., a Delaware corporation, on behalf of such corporation who is personally known to me of has produced _______________________ as identification and did/did not take an oath.

                              Notary Public:

                       sign______________________________

                       print______________________________
State of California at Large (Seal)

                              My Commission Expires: _______________